UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018 (December 29, 2017)

CHINA TELETECH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130937	59-3565377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bao’an District, Guanlan Area, Xintian, Jun’xin Industrial Zone Building No. 9, 10, Shenzhen, Guangdong, China	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 521-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Resignation of Secretary and Director, and Appointment of New Secretary

On December 29, 2017, Jane Yu resigned from her position as Secretary and Director of the Board of China Teletech Holding, Inc. (the “Company”), effective immediately. Ms. Yu will continue her services as Chief Finance Officer of the Company.

There was no disagreement between Ms. Yu and the Company on any matter relating to its operations, policies or practices.

On December 29, 2017, the Board of Directors of the Company appointed Pan Pan to be the Secretary of the Board of Directors, effective immediately, to fill the vacancy of the Secretary of the Board due to the departure of Ms. Yu.

Since 2013 to present, Mr. Pan is serving as the Chairman of the Board of Shenyang Curtis Science and Technology Ltd., a private company focusing on technical research and development. From 2013 to present, he was the Director of Liaoning Shixitang Jewelry& Jade Sales Co., Ltd, a company mainly engaged in the sales of jewelry and jade in China. From 2010 to 2013, he was the General Manager of the financial department in China Raybo International Corporation Ltd., a company engaging in mining, infrastructure construction, trading, and finance operations in China and internationally. Mr. Pan obtained his Bachelor of Business Administration from Liaoning University and his Master of International Finance from Hong Kong University School of Professional and Continuing Education.

Mr. Pan does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Pan will not receive any compensation for serving as Secretary and director of the Board of the Company.

(b)           Resignation of Director and Officer and Appointment of New Director

On December 29, 2017, Yankuan Li resigned from her positions as President, Chairman of the Board, Director of the Board, and Chief Executive Officer of the Company, effective immediately. There shall be no interim Chief Executive Officer.

There was no disagreement between Ms. Li and the Company on any matter relating to its operations, policies or practices.

On December 29, 2017, the Board of Directors of the Company appointed Lei Chen to the Board of Directors, effective immediately, as a Director and Chairman of the Board of the Company due to the departure of Ms. Li.

From 2016 to present, Mr. Chen is serving as the Chairman of the Board of Liaoning Shixitang Jewelry Sales Ltd., a private company focusing on mining. From 2010 to 2016, he was the Chief Executive Officer of Liaoning Shixitang Jewelry& Jade Sales Co., Ltd. and the General Manager of Beijing Shixitang Jewelry& Jade Sales Co., Ltd., both compaines mainly engaging in the sales of jewelry and jade in China. Mr. Chen obtained his Bachelor of Business Administration from Northeastern University and his Master of Business Administration from Singapore Management University.

Mr. Chen does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Chen will not receive any compensation for serving as a Director and Chairman of the Board of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2018	China Teletech Holding, Inc.

	By:	/s/ Yuan Zhao
	Name:	Yuan Zhao
	Title:	Director

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